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Exhibit 11.1

                        HEURISTIC DEVELOPMENT GROUP, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                        COMPUTATION OF EARNINGS PER SHARE


                                                                    For the year ended
                                                                    ------------------
                                                                  1997                 1998
                                                                  ----                 ----
Net (loss)..................................................   $(1,441,000)         $(1,028,000)
                                                               -----------          -----------

Shares:
Weighted average number of common
shares outstanding net of treasury shares...................     1,930,530            2,077,484

Less:  Escrow shares........................................      (349,370)            (349,370)
                                                               -----------          -----------
Weighted average number of shares outstanding...............     1,581,160            1,728,114
                                                               -----------          -----------
                                                               -----------          -----------
Net (loss) per share........................................   $     (0.91)         $     (0.59)
                                                               -----------          -----------
                                                               -----------          -----------


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